    As filed with the Securities and Exchange Commission on April 27, 1998

                                           Registration No. 333-________________

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                       --------------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                       --------------------------------

                                 THE BIBB COMPANY
            (Exact name of registrant as specified in its charter)

        DELAWARE                                    58-2253133
   (State or other jurisdiction of   (I.R.S. Employer Identification No.)
    incorporation or organization)

                             100 Galleria Parkway
                                  Suite 1750
                            Atlanta, Georgia 30339
                 (Address of principal executive offices) (Zip Code)

                       --------------------------------

               THE BIBB COMPANY NONEMPLOYEE DIRECTOR STOCK PLAN
                     AND 1997 OMNIBUS STOCK INCENTIVE PLAN
                           (Full title of the plans)
                       --------------------------------

                              Charles R. Tutterow
                               THE BIBB COMPANY
                       100 Galleria Parkway, Suite 1750
                            Atlanta, Georgia  30339
                                (770) 644-7000
           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)

                                With a copy to:
                             Lizanne Thomas, Esq.
                          Jones, Day, Reavis & Pogue
                              3500 SunTrust Plaza
                          303 Peachtree Street, N.E.
                         Atlanta, Georgia  30308-3242
                       --------------------------------

                        Calculation of Registration Fee
================================================================================

Title of                                     Proposed maximum    Proposed maximum
securities to be          Amount to be       offering price      aggregate            Amount of
registered                registered         per share           offering price(1)    registration fee
--------------------------------------------------------------------------------------------------
Common Stock,               1,250,000
$.01 par value,             shares             N/A               $13,203,125          $3,894.92
and Preferred
Share Purchase
Rights(2)
==================================================================================================

(1) The proposed maximum offering price has been estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee. It is not known how many shares will be purchased under the Plans or at what price such shares will be purchased. The estimate of the proposed maximum aggregate offering price has been calculated based on the offering of 1,250,000 shares, being the aggregate number of shares of common stock, par value $.01 per share ("Common Stock"), available for issuance upon exercise of options to be granted under the Plans, at an exercise price of $10.5625 per share, which is the average of the reported high and low sales prices of a share of Common Stock of The Bibb Company on the American Stock Exchange ("AMEX") on April 23, 1998.

(2) The Preferred Share Purchase Rights, which are attached to the shares of Common Stock being registered, will be issued for no additional consideration; no additional registration fee is required.

                                 EXPLANATORY NOTE
                                 ----------------

In accordance with the Note to Part I of Form S-8, the information specified by
Part I has been omitted from this Registration Statement.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents filed by The Bibb Company (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

     (1) The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998;

     (2) All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 3, 1998.

     (3) The description of the Common Stock contained in the Company's Registration Statement on Form 10, as amended, effective on June 2, 1997, and description of Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended, effective on October 15, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

         Any statement contained in any document incorporated or deemed to be incorporated by reference into the Prospectus shall be deemed to be modified or superseded for purposes thereof to the extent that a statement contained therein or in any other subsequently filed document that is also incorporated or deemed to be incorporated therein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.


Item 4.  Description of Securities.
         -------------------------

         Inapplicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Inapplicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 ("Section 145") of the Delaware General Corporation Law (the "DGCL") (a) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, (b) gives a director or officer who successfully defends an action the right to be so indemnified and (c) authorizes the corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or otherwise.

         As permitted by the DGCL, the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit. In addition, the Company's By-laws provide for indemnification of the Company's officers, directors, employees and agents to the fullest extent permitted under the DGCL. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         The Company's Certificate of Incorporation (Article 10) provides that each person who is or was or has agreed to become a director or officer of the Company (or was serving or had agreed to serve, at the request of the Board of Directors or an officer of the Company, as an employee or agent of the Company or as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other entity, whether for profit or not for profit, including the heirs, executors, administrators, or estate of such person), will be indemnified by the Company to the fullest extent permitted by the DGCL or any other applicable law as currently or hereafter in effect and will be entitled to advancement of expenses in connection therewith. The right of indemnification and of advancement of expenses (i) is not exclusive of any other rights to which any person seeking indemnification or advancement of expenses may otherwise be entitled, including, without limitation, pursuant to any contract approved by a majority of the Board of Directors (whether or not the directors approving such contract are or are to be parties to such contract or similar contracts), and (ii) is not applicable to matters otherwise within its scope whether or not such matters arose or arise before or after the adoption of Article 10. Article 10 also provides that without limiting the generality or the effect of the foregoing, the Company may adopt By-laws, or enter into one or more agreements with any person, which provide for indemnification and/or advancement of expenses greater or different than that provided in Article 10 or the DGCL. Any amendment or repeal of, or adoption of any provision inconsistent with Article 10 will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal, or adoption and no such amendment, repeal, or adoption, will affect the legality, validity, or enforceability of any contract entered into or right granted prior to the effective date of such amendment, repeal, or adoption.

         The Company also maintains liability insurance in the aggregate amount of $10,000,000 for the purpose of covering its future potential liability for indemnification under Section 145 as discussed above and certain future potential liability of individual officers or directors incurred in their capacity as such which is not subject to indemnification.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Inapplicable.


Item 8.  Exhibits.
         --------

EXHIBIT NO.      DESCRIPTION
----------       -----------

   4.1 Restated Certificate of Incorporation of the Company (Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the period ended October 4, 1997, File
                 No. 0-21661)

   4.2 Bylaws of the Registrant (Incorporated by reference to the Company's Registration Statement on Form 10, as amended, File No. 0-21661)

   4.3 Rights Agreement (including a Form of Certificate of Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto) (Incorporated by reference to the Company's Registration Statement on Form 8-A, as amended, dated October 15, 1997, File No. 0-21661)

   5 Opinion of Jones, Day, Reavis & Pogue, as to the legality of the securities being registered*

  10.1 Nonemployee Director Stock Plan (Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998, File No. 0-21661)

  10.2 1997 Omnibus Stock Incentive Plan (Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998, File No. 0-21661)

  23.1           Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

  23.2           Consent of Arthur Andersen LLP*

  24             Power of Attorney (included in signature page)

----------------
*Filed herewith.

Item 9.  Undertakings.
         ------------

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) to include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided however, that sub-paragraphs (a)(1)(i) and (a)(1)(ii) do not
          -------- -------
          apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act or 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
          Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                 SIGNATURES
                                 ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 27th day of April, 1998.


                                   THE BIBB COMPANY


                                   By: /s/ Michael L. Fulbright
                                       ------------------------
                                       Michael L. Fulbright
                                       Chairman, President and
                                       Chief Executive Officer
                                       (Principal Executive Officer)


                                       /s/ Charles R. Tutterow
                                       -----------------------
                                       Charles R. Tutterow
                                       Chief Financial Officer (Principal
                                       Financial Officer and Pricipal Accounting
                                       Officer)



                                 POWER OF ATTORNEY
                                 -----------------


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Fulbright and Charles R. Tutterow, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Signature                      Title                        Date
        ---------                      -----                        ----

/s/ Michael L. Fulbright      Chairman, President and Chief     April 27, 1998
----------------------------  Executive Officer (Principal
Michael L. Fulbright          Executive Officer)

/s/ Charles R. Tutterow       Chief Financial Officer           April 27, 1998
----------------------------  (Principal Financial Officer
Charles R. Tutterow           and Principal Accounting Officer)

        Signature                      Title                        Date
        ---------                      -----                        ----

/s/ C. Scott Bartlett, Jr.    Director                          April 27, 1998
----------------------------
C. Scott Bartlett, Jr.

/s/ Marvin B. Crow            Director                          April 27, 1998
----------------------------
Marvin B. Crow

/s/ Stewart M. Kasen          Director                          April 27, 1998
----------------------------
Stewart M. Kasen

/s/ George A. Poole, Jr.      Director                          April 27, 1998
----------------------------
George A. Poole, Jr.

/s/ James A. Williams         Director                          April 27, 1998
----------------------------
James A. Williams

/s/ Irwin N. Gold             Director                          April 27, 1998
----------------------------
Irwin N. Gold

                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                                   Page
Number                           Description                             Number
-------   ------------------------------------------------------------   ------

  4.1     Restated Certificate of Incorporation of the Company
          (Incorporated by reference to the Registrant's Quarterly Report on Form 10-Q for the period ended October 4, 1997, File No. 0-21661)

  4.2 Bylaws of the Registrant (Incorporated by reference to the Company's Registration Statement on Form 10, as amended, File No. 0-21661)

  4.3     Rights Agreement (including a Form of Certificate of
          Designation of Series A Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase
          Preferred Stock as Exhibit C thereto) (Incorporated by reference to the Company's Registration Statement on Form 8-A, as amended, dated October 15, 1997,
          File No. 0-21661).

  5 Opinion of Jones, Day, Reavis & Pogue as to the legality of the securities being registered*

 10.1 Nonemployee Director Stock Plan (Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998, File No. 0-21661)

 10.2 1997 Omnibus Stock Incentive Plan (Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1998, File No. 0-21661)

 23.1     Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5)

 23.2     Consent of Arthur Andersen LLP*

 24       Power of Attorney (included in signature page)

-----------------
* Filed herewith.